Exhibit 19(b)

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the annual report of the Nuveen California AMT-Free Quality Municipal Income Fund (the “Fund”) on Form N-CSR for the period ended August 31, 2024, as filed with the Securities and Exchange Commission (the “Report”), the undersigned officers of the Fund certify that, to the best of each such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: November 7, 2024	By:	/s/ David J. Lamb
David J. Lamb
Chief Administrative Officer (principal executive officer)

Date: November 7, 2024	By:	/s/ E. Scott Wickerham
E. Scott Wickerham
Vice President and Controller (principal financial officer)